EXHIBIT 10.2

ARIS WATER SOLUTIONS, INC.

2021 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF AWARD OF RESTRICTED STOCK UNITS

Notice of Grant

Aris Water Solutions, Inc. (the “Company”) hereby grants to the Participant named below the number of Restricted Stock Units specified below (the “Award”).  Each Restricted Stock Unit represents the right to receive one share of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Aris Water Solutions, Inc. 2021 Equity Incentive Plan (the “Plan”), the Restricted Stock Unit Award Agreement (the “Award Agreement”) promulgated under such Plan, each as amended from time to time.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement.

Participant Name:

Grant Date:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:

Except as otherwise provided in the Award Agreement the Restricted Stock Units shall vest on the following basis:

●	[100% of the Restricted Stock will vest on the first anniversary of the Vesting Commencement Date or the date of the 20[XX] annual meeting of stockholders (the 20[XX] Annual Meeting”) if a director is not continuing on the Company’s board of directors after the 20[XX] Annual Meeting];

provided that the Participant shall not have experienced a Termination of Employment from the Grant Date through such vesting date.  If the Participant experiences a Termination of Employment for any or no reason before the Participant vests in any portion of the Restricted Stock Units, the unvested Restricted Stock Units will immediately terminate.  However, notwithstanding anything herein to the contrary, the vesting of the Restricted Stock Units shall be subject to any vesting acceleration provisions applicable to the Restricted Stock Units contained in the Plan, the Award Agreement and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between the Participant and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”).

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms of the Plan and the Award Agreement, all of which are attached hereto and incorporated herein by this reference, and shall be subject to the terms thereof.  Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Award Agreement, as the case may be. In the event you do not execute or specifically decline this Award Agreement in writing, you will be deemed to have accepted the terms herein.

You further acknowledge that your rights to any Restricted Stock Units will be earned and become vested only as you provide services to the Company over time and that nothing herein or in the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with applicable law.

“COMPANY” Aris Water Solutions, Inc. Name: Title:	“PARTICIPANT” Name Signature Address Address

ARIS WATER SOLUTIONS, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement is made and entered into by and between Aris Water Solutions, Inc., a Delaware corporation (“Company”), and the Participant identified in the Notice of Grant of Award of Restricted Stock Units (“Grant Notice”) which is attached hereto (the “Participant”).

1.Grant of Restricted Stock Units.  The Company hereby grants to the Participant named in the Grant Notice an award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which are incorporated herein by reference.  Restricted Stock Units issued pursuant to a Grant Notice and this Award Agreement are referred to in this Agreement as “Restricted Stock Units” or “RSUs.”

2.Company’s Obligation to Pay; Settlement; Deferral.  Each Restricted Stock Unit represents the right to receive payment as soon as practicable following, and in all events within sixty (60) days following, the date it vests in the form of one share of the Company’s Common Stock (each, a “Share” and collectively, the “Shares”).  The Participant will have no right to payment of any Shares on any Restricted Stock Units unless and until the Restricted Stock Units have vested in the manner set forth in the Grant Notice and this Award Agreement.  Prior to actual payment of a Share on any Vested RSU (as defined below), such Vested RSU will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue Shares as contemplated by this Award Agreement and the Plan.  Notwithstanding the forgoing, the Participant may irrevocably elect to defer the receipt of any Shares issuable pursuant to Vested RSUs by submitting to the Company an election to defer receipt in the form attached hereto as Exhibit A (the “Deferral Election Form”).  In the event Participant intends to defer the receipt of any Shares, Participant must submit to the Company a Deferral Election Form in accordance with procedures established by the Company and communicated to the Participant no later than December 15 of the calendar year preceding the calendar year in which the Grant Date occurs (unless otherwise determined by the Company). Notwithstanding anything herein to the contrary, any Shares subject to Vested RSUs with respect to which a deferred payment date has been elected shall be immediately distributed to the Participant or the Participant’s estate, as applicable, upon Participant’s death or Disability (as defined below) or upon a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code. The Participant hereby represents that the Participant understands the effect of any such deferral under relevant federal, state and local tax laws.

3.Vesting of Award.  The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and this Award Agreement.  After the Grant Date, subject to termination or acceleration as provided in this Award Agreement or any Separate Agreement, the Award shall become vested as described in the Grant Notice.  Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.”  Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as

“Unvested RSUs.”  Except as set forth in Section 4 below, upon the Participant’s Termination of Employment, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such termination.

4.Terminations of Employment; Change in Control.

(a)	Change in Control. Unless otherwise provided in a Separate Agreement, upon the occurrence of a Change in Control, all then Unvested RSUs shall become Vested RSUs effective as of immediately prior to the consummation of such Change in Control.

(b)	Death; Disability. Except as otherwise provided under Section 4(a), if the Participant’s Termination of Employment is as a result of the Participant’s death or Disability all then Unvested RSUs shall become Vested RSUs effective as of the date of such Termination of Employment.

(c)	Other Termination. Upon the Participant’s Termination of Employment for any other reason not set forth in Section 4(b), any then Unvested RSUs held by Participant shall be forfeited and canceled, for no consideration, as of the Termination Date.

5.Restrictions on Resales.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.Rights as a Stockholder.  The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to the Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the RSUs are settled in accordance with the terms hereof or (b) the time when the Participant’s right to receive Common Stock upon payment of RSUs is forfeited, on the date that the Company pays any cash dividend to holders of Common Stock generally, the Participant shall receive a cash payment equal to the dollar amount of the cash dividend paid per share of Common Stock on such date multiplied by the total number of RSUs then outstanding under this Award.

7.Withholding Taxes.  To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the RSUs.  The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.  The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the settlement of Vested RSUs from any amounts payable by it to the Participant (including, without limitation, future cash remuneration).

8.Non-Transferability of Award.  The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

9.Other Agreements Superseded.  The Grant Notice, this Award Agreement, the Plan, and any Separate Agreement, if applicable, constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

10.Limitation in Interest in Shares Subject to Restricted Stock Units.  Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Award Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, this Award Agreement or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate the Participant’s employment or other service at any time for any reason.

11.No Liability of Company.  The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt or settlement of any Restricted Stock Units granted hereunder.

12.General.

(a)  Governing Plan Document.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

(b)  Governing Law.  This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

(c)  Electronic Delivery.  By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Award and the Common Stock via Company web site or other electronic delivery.

(d)  Notices.  Any notice required or permitted to be delivered under this Award Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery).  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.  The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

(e)  Successors/Assigns.  This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(f)  Severability.  If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Award Agreement, and the balance of the Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.  The parties agree to replace such illegal, void, invalid or unenforceable provision of this Award Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

EXHIBIT A

ARIS WATER SOLUTIONS, INC.
RESTRICTED STOCK UNITS
DEFERRAL ELECTION FORM

Effective as of ________________, the undersigned hereby irrevocably elects (the “Election”) to defer receipt of certain shares of common stock (the “Shares”) of Aris Water Solutions, Inc. (the “Company”) related to the Restricted Stock Units (the “Award”) awarded under and pursuant to a Restricted Stock Unit Award Agreement for calendar year _____ (the “Award Agreement”) and the Aris Water Solutions, Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”). This deferral shall be made in accordance with the terms and provisions outlined in this Election in the manner and amount set forth below. In making this Election, you may elect to defer the settlement of all or a portion of your Award. Your deferral must be expressed as a percentage of the Shares subject to the Award. In executing this Election, you acknowledge that, in order to be effective, the Election must be returned no later than the date communicated to you by the Company.

In general, all deferrals pursuant to this election will be paid out in Shares. Subject to the terms and conditions of the Award Agreement and the Plan, all of the Shares you are entitled to receive on the Settlement Date specified in this Election will be transferred to you on the applicable Settlement Date.

Amount of the Deferral

☐	I hereby irrevocably elect to defer settlement of _____% of the Shares subject to the Award (please choose either 25%, 50%, 75% or 100%).

Duration of the Deferral

Settlement of that portion of the Award specified above shall be deferred until the termination of my service as a member of the Board.

Terms and Conditions

By signing this form, you acknowledge your understanding and acceptance of the following:

1. Submission of Election to the Company. You understand that the Election must be submitted to the Company no later than the date communicated to you by the Company.
2. Dividend Equivalents. You will be entitled to receive cash payments equal to all dividends and other distributions paid with respect to the Shares subject to this Election. Dividends payable by the Company to its public stockholders in cash shall be paid in cash on or about the date such dividends are payable to public stockholders, subject to any applicable tax withholding requirements.
3.Status of Participant. Except as set forth in Paragraph 2 above, you will have no rights as a stockholder (including, without limitation, any voting rights with respect to the Shares subject to this Election) with respect to the Shares subject to this Election, unless and until such Shares are issued to you hereunder.
4.Payment Acceleration. Notwithstanding anything herein to the contrary, any Shares subject to this Election shall be immediately distributed to you or your estate, as applicable, upon your death or Disability (as defined in the Award Agreement) or upon a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.
5.Administration. This Election is administered and interpreted by the Committee (as such term is defined in the Plan). The Committee has full and exclusive discretion to interpret and administer this Election. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

Submitted by: [Participant]	Accepted by: ARIS WATER SOLUTIONS, INC. By: Name: Title: